Exhibit 10.24

                            SETTLEMENT AGREEMENT AND
                             MUTUAL GENERAL RELEASES

      THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES ("Settlement Agreement") is made and entered into between Joseph Friedman and Sons, International Inc., a New Jersey corporation having an address of 9384 Route 130 South, Pennsauken, NJ 08110 ("JFSI"), and Delta Mutual, Inc. ("Delta Mutual"), a Delaware corporation, having its principal offices located at 111 North Branch Street, Sellersville, Pennsylvania 18960.

      WHEREAS, JFSI and Delta Mutual are parties to a dispute concerning their respective rights and obligations under that certain License Agreement between JFSI and Delta Mutual dated April 2, 2003, as amended by that certain Addendum to License Agreement between JFSI and Delta Mutual dated April 2, 2003 (together, the "License Agreement"); and

      WHEREAS, JFSI has claimed certain outstanding invoices; and

      WHEREAS, JFSI, and Delta Mutual, desire to resolve any and all disputes and claims between them, and have agreed to settle their differences on the terms stated below.

      NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1. PAYMENT; MUTUAL PROMISES. Delta Mutual hereby agrees (a) to issue to JFSI Four Hundred Twelve Thousand (412,000) shares (the "Settlement Shares") of the common stock, $.0001 par value of Delta Mutual ("Common Stock"), and to issue to Joseph Friedman and Sons, International Inc. a 6% Convertible Promissory Note for the principal amount of Fifty Thousand Dollars ($50,000) initially convertible into One Million (1,000,000) shares of Common Stock together with immediately exercisable Warrants to purchase an additional One Million (1,000,000) shares of Common Stock at an exercise price of $0.10 per share. In return, and in consideration for the aforementioned payment, JFSI hereby agrees to provide the complete release to Delta Mutual contained herein.

      2. MUTUAL GENERAL RELEASES.

      (a) For and in consideration of the mutual releases and payment set forth herein, receipt of all of which is hereby acknowledged, JFSI for itself and its respective predecessors, successors, assigns, heirs, shareholders, directors, officers, agents, employees, and representatives, hereby releases and forever discharges Delta Mutual and its officers, directors, shareholders, divisions, parents, subsidiaries, affiliates, employees, representatives, and agents (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) from any and all damages, debts, demands, promises, contracts, claims, actions, causes of action, suits, in law or in equity, of any nature whatsoever, whether known or unknown, accrued or unaccrued, arising out of any act, conduct or omission, occurring at any time up to the date of this Settlement Agreement, including, but not limited to, all claims whatsoever based upon or relating to License Agreement.



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      (b) For and in consideration of the mutual releases and other agreements set forth herein, receipt of all of which is hereby acknowledged, Delta Mutual, for itself and for its officers, directors, shareholders, board members, divisions, parents, subsidiaries, affiliates, employees, representatives, and agents (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) hereby releases and forever discharges each of JFSI and Friedman, and its and his respective predecessors, successors and assigns, from any and all damages, debts, demands, promises, contracts, claims, actions, causes of action, suits, in law or in equity, of any nature whatsoever, whether known or unknown, accrued or unaccrued, arising out of any act, conduct or omission, occurring at any time up to the date of this Settlement Agreement including, but not limited to, all claims whatsoever based upon or relating to the License Agreement.

      3. COUNTERPARTS. This Settlement Agreement may be executed in one or more counterparts, each of which so executed shall be deemed an original.

      4. CONSULTATION WITH COUNSEL. Each of the parties hereto has been represented by counsel in connection with the negotiation and entry into this Settlement Agreement. The parties agree that this Settlement Agreement shall not be subject to any claim of fraud, duress, mistake of law or mistake of fact, and that the Settlement Agreement expresses a full, final and complete settlement of all potential liability.

      5. ENTIRE AGREEMENT. All prior and contemporaneous agreements, contracts, promises, representations and/or statements, if any between the settling parties hereto, or their counsel or representatives, with respect to the subject matter of this Settlement Agreement, are merged into this Settlement Agreement and this Settlement Agreement shall constitute the entire agreement between or among the parties hereto. No waiver, modification or termination of the terms of this Settlement Agreement shall be valid unless in writing signed by the parties hereto, and only to the extent therein set forth. This Settlement Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in such state, without giving effect to conflict of law principles.



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      6. NO ADMISSIONS. It is understood and agreed that this Settlement
Agreement is not to be construed as an admission of wrongdoing by any party.

      IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual General Release as of the last date written below.

                                              JOSEPH FRIEDMAN AND SONS
                                                   INTERNATIONAL, INC.


                                              By:  /s/ Linda Friedman
                                                   --------------------------
                                                   Name:
                                                   Title: President
                                                   Date: November 26, 2004


                                              DELTA MUTUAL, INC.


                                              By:  /s/ Peter F. Russo
                                                   --------------------------
                                                    Peter F. Russo
                                                    President and CEO
                                                    Date: November 26, 2004


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